Exhibit 99.2

Form of Proxy

DELPHOS CITIZENS BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

__________, 2001

____ Eastern Time

_______________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of the Board of Directors of Delphos Citizens Bancorp, Inc. (the "Company"), each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on ___________, 2001 at _____ Eastern Time, at the F.O.E. Lodge, 1600 East 5th Street, Delphos, Ohio, and at any and all adjournments thereof, as follows:

1. The adoption and approval of the Affiliation Agreement by and between United Bancshares, Inc. and Delphos Citizens Bancorp, Inc. dated August 25, 2000, in which each share of Delphos Citizens Bancorp, Inc. common stock, $.01 par value per share, issued and outstanding will be converted into the right to receive .8749 of a share of United Bancshares, Inc. common stock, without par value or cash in lieu thereof for fractional shares, if any, and $5.41 in cash.

FOR	AGAINST	ABSTAIN
_______	_______	________

2. The election as directors of all nominees listed (except as marked to the contrary below).

Nominees: Joseph R. Reinemeyer and David P. Roach

FOR	VOTE WITHHELD
______	________

3. The ratification of the appointment of Crowe Chizek and Company, LLP as independent auditors of Delphos Citizens Bancorp, Inc. for the fiscal year ending September 30, 2001.

FOR	AGAINST	ABSTAIN
___	____	_____

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

EACH OF THE LISTED PROPOSALS.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and of a Joint Proxy Statement/Prospectus dated _______________, 2000.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Dated:___________________________

________________________________

SIGNATURE OF STOCKHOLDER

________________________________

SIGNATURE OF STOCKHOLDER

_____________________________

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.